Exhibit 10.31

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT
dated as of
June 22, 2020,
among
MEREDITH CORPORATION,
as the Borrower,
and
CERTAIN SUBSIDIARIES OF MEREDITH CORPORATION,
as Guarantors
THE LENDERS PARTY HERETO,
and
ROYAL BANK OF CANADA,
as Administrative Agent, Collateral Agent and Fronting Bank
___________________________

RBC CAPITAL MARKETS*,
as Sole Lead Arranger and Sole Bookrunner

* RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

AMENDMENT NO. 3 TO CREDIT AGREEMENT
This AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of June 22, 2020 (this “Amendment”), among MEREDITH CORPORATION, an Iowa corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO (the “Guarantors”), ROYAL BANK OF CANADA, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) under the Credit Agreement referred to below and each Revolving Credit Lender party hereto.
RECITALS:
WHEREAS, reference is made to the Credit Agreement, dated as of January 31, 2018 (as amended by Amendment No. 1 to Credit Agreement, dated as of October 26, 2018, Amendment No. 2 to Credit Agreement, dated as of February 19, 2020 and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the lenders or other financial institutions or entities from time to time party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and
WHEREAS, pursuant to the provisions of clauses (ii) and (iv) of the second proviso of Section 10.01(a) of the Credit Agreement, the Borrower has requested the Administrative Agent and the Revolving Credit Lenders constituting the Required Class Lenders of the Revolving Credit Facility modify the financial covenant set forth in Section 7.08 of the Existing Credit Agreement and make certain other modifications to the Existing Credit Agreement as described herein (the “Specified Amendments”) and each Revolving Credit Lender party hereto (each, a “Consenting Revolving Credit Lender” and collectively, the “Consenting Revolving Credit Lenders”) and the Administrative Agent have agreed to make the Specified Amendments subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Existing Credit Agreement Amendments. Effective as of the Amendment No. 3 Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:
“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of June 22, 2020 among the Borrower, the Guarantors party thereto, the Administrative Agent, the Collateral Agent and the Revolving Credit Lenders party thereto.
“Amendment No. 3 Effective Date” has the meaning assigned to such term in Amendment No. 3.
“Covenant Relief Period” means the period beginning on the Amendment No. 3 Effective Date and continuing through and until the earlier of (x) March 31, 2022 and (y) the date the Borrower delivers a Covenant Relief Period Termination Notice to the Administrative Agent.
“Covenant Relief Period Conditions” has the meaning assigned to such term in Amendment No. 3.

“Covenant Relief Period Termination Notice” means a certificate of a Responsible Officer of the Borrower that is delivered to the Administrative Agent in writing (A) stating (x) that the Borrower irrevocably elects to terminate the Covenant Relief Period effective as of the date on which the Administrative Agent receives such Covenant Relief Period Termination Notice and (y) commencing with the first fiscal quarter ending thereafter, the financial covenant in Section 7.08 shall be governed by clause (a) thereof (instead of clause (b) thereof) and (B) certifying that the Consolidated Net Leverage Ratio for the most recent Test Period was not higher than 4.75 to 1.00 and setting forth in reasonable detail the computations to determine such ratio.

(b)	The definition of “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing clause (b) thereof in its entirety with the following:
(b)    (i) during the Covenant Relief Period, with respect to Revolving Credit Loans, Swingline Loans, commitment fees on unused Revolving Credit Commitments and Letter of Credit fees, as the case may be, the applicable rate set forth in the table below under the caption “Eurocurrency Rate and Letter of Credit Fees”, “Base Rate” or “Unused Commitment Fee Rate”, respectively, subject to the adjustment as provided in the paragraph set forth beneath the table below.

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Unused Commitment Fee Rate
1	> 3.50 to 1.00	3.50%	2.50%	0.500%
2	< 3.50 to 1.00 and > 3.00 to 1.00	3.25%	2.25%	0.500%
3	< 3.00 to 1.00 and > 2.50 to 1.00	3.00%	2.00%	0.500%
4	< 2.50 to 1.00 and > 2.00 to 1.00	2.75%	1.75%	0.375%
5	< 2.00 to 1.00	2.50%	1.50%	0.375%

(ii) thereafter, with respect to Revolving Credit Loans, Swingline Loans, commitment fees on unused Revolving Credit Commitments and Letter of Credit fees, as the case may be, the applicable rate set forth in the table below under the caption “Eurocurrency Rate and Letter of Credit Fees”, “Base Rate” or “Unused Commitment Fee Rate”, respectively, subject to the adjustment as provided in the paragraph set forth beneath the table below.

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Unused Commitment Fee Rate
1	> 2.50 to 1.00	3.00%	2.00%	0.500%
2	< 2.50 to 1.00 and > 2.00 to 1.00	2.75%	1.75%	0.375%
3	< 2.00 to 1.00	2.50%	1.50%	0.375%

(c)	Section 7.08 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“SECTION 7.08.        Financial Covenant.
(a)    The Borrower shall not permit the Consolidated Net Leverage Ratio as of the last day of any Test Period to be higher than 4.25 to 1.00.
(b)    Notwithstanding Section 7.08(a) above, during the Covenant Relief Period (x) the Borrower shall not be required to comply with Section 7.08(a) and (y) the Borrower shall not permit the Consolidated Net Leverage Ratio as of the last day of any Test Period specified below to be higher than the ratio specified below opposite such Test Period:

Test Period Ending	Maximum Consolidated Net Leverage Ratio
June 30, 2020	6.00 to 1.00
September 30, 2020	6.00 to 1.00
December 31, 2020	6.00 to 1.00
March 31, 2021	6.00 to 1.00
June 30, 2021	5.75 to 1.00
September 30, 2021	5.75 to 1.00
December 31, 2021	5.50 to 1.00
March 31, 2022	5.00 to 1.00

provided that, for the avoidance of doubt (A) if at any time during the Covenant Relief Period a default is made in the due observance or performance by the Borrower or any Restricted Subsidiary of a Covenant Relief Period Condition such default shall be a breach of this Section 7.08 (which default of a Covenant Relief Period Condition shall not be subject to cure as provided in Section 8.04; provided that, for the avoidance of doubt, the financial covenant set forth in this Section 7.08(b) shall be subject to cure as provided in Section 8.04) and (B) upon termination of the Covenant Relief Period, the maximum Consolidated Net Leverage Ratio for each fiscal quarter ending thereafter shall be as set forth in Section 7.08(a).
The provisions of this Section 7.08 are for the benefit of the Revolving Credit Lenders only and the Required Class Lenders for the Revolving Credit Facility may amend, waive or otherwise modify this Section 7.08 or the defined terms used for purposes of this Section 7.08 (but solely for such purposes) or waive any Default resulting from a breach of this Section 7.08 without the consent of any Lenders other than such Required Class Lenders in accordance with the provisions of clause (iv) of the second proviso of Section 10.01(a).
Notwithstanding the foregoing, this Section 7.08 (other than the proviso to Section 7.08(b)) shall be in effect (and shall only be in effect) when the aggregate principal amount of outstanding Revolving Credit Loans, Swingline Loans and Letters of Credit (other than Letters of Credit that have been Cash Collateralized) exceeds 30% of the Revolving Credit Commitments at the end of the applicable Test Period.”

2.
Covenant Relief Period Conditions. Each of the Loan Parties and the Required Lenders hereby agree that during the Covenant Relief Period, the Borrower shall comply with each of the following (collectively, the “Covenant Relief Period Conditions”):

(a)
the Borrower shall not incur, or permit any Restricted Subsidiary to incur, any Indebtedness under clause (a) of the definition of Maximum Incremental Extension of Credit Amount set forth in the Credit Agreement.

(b)
the Borrower shall not permit any Non-Guarantor Subsidiary to incur any Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 7.02(a) or clause (xvii) of Section 7.02(b) of the Credit Agreement.

(c)
the Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment in reliance on Section 7.05(b)(vi) of the Credit Agreement other than Restricted Payments not in excess of (x) the amount of any payment due in connection with the redemption of the Borrower’s Series A preferred stock, plus (y) the amount that would be due at any time of determination upon cash settlement of the warrant issued to KED MDP Investments LLC, if exercised at such time.

(d)
if the Borrower or any Restricted Subsidiary Disposes of property or assets in reliance on clause (x) of Section 7.04 of the Credit Agreement, any Material Disposition occurs or any Casualty Event occurs, then (A) subject to Section 2.05(b)(vi) of the Credit Agreement, the Borrower shall repay Term Loans in an amount equal to 100% of all Net Proceeds received regardless of whether such Disposition, Material Disposition or Casualty Event results in the realization or receipt by the Borrower or a Restricted Subsidiary of Net Proceeds in excess of $25 million; provided that the Borrower may apply such Net Proceeds on a pro rata basis to the payment of the Term Loans and Other Applicable Indebtedness in accordance with the first and second provisos set forth in Section 2.05(b)(i) of the Credit Agreement and (B) no prepayment shall be required pursuant to this Section 2(d) with respect to such portion of such Net Proceeds only to the extent that the Borrower or the relevant Restricted Subsidiary shall have used such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or any of its Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within 6 months of such receipt (as set forth in a notice from the Borrower to the Administrative Agent to be delivered on or prior to the date which is 10 Business Days after the date of receipt of the applicable Net Proceeds).

3.
Effective Date Conditions. This Amendment will become effective on the date (the “Amendment No. 3 Effective Date”), on which each of the following conditions have been satisfied (or waived by the Lead Arranger) in accordance with the terms therein:

(a)
the Administrative Agent (or its counsel) shall have received from each of the Borrower, the other Loan Parties party hereto and Consenting Revolving Credit Lenders constituting the Required Class Lenders of the Revolving Credit Facility, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart to this Amendment;

(b)
the Administrative Agent shall have received certificates of the Borrower dated as of the Amendment No. 3 Effective Date and Responsible Officer of the Borrower (i) (A) certifying and attaching the resolutions or similar consents adopted by the Borrower approving or consenting to this Amendment, (B) certifying that the articles of incorporation and by-laws of the Borrower either (x) have not been amended since the Closing Date or (y) are attached as an exhibit to such certificate, and (C) certifying as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of the Borrower or certifying that the incumbency certificate delivered to the Administrative Agent on June 18, 2020 remains effective and (ii) certifying as to the matters set forth in clauses (d) and (e) below;

(c)
the Administrative Agent shall have received (i) for the account of each Consenting Revolving Credit Lender, a consent fee in an amount equal to 0.15% of the Revolving Credit Commitments held by such Consenting Revolving Credit Lender and (ii) all other fees and amounts previously agreed to in writing by the Lead Arranger and the Borrower to be due on or prior to the Amendment No. 3 Effective Date, including, to the extent invoiced at least three Business Days prior to the Amendment No. 3 Effective Date (or such later date as is reasonably agreed by the Borrower), the reasonable and documented out-of-pocket legal fees and expenses and the reasonable and documented out-of-pocket fees and expenses of any other advisors in accordance with the terms of the Credit Agreement;

(d)
the representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects on and as of the Amendment No. 3 Effective Date (except to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or other similar language, they shall be true and correct in all respects;

(e)	no Default or Event of Default shall exist on the Amendment No. 3 Effective Date before or after giving effect to the effectiveness of this Amendment; and

(f)	the Borrower shall have redeemed all of its issued and outstanding Series A Preferred Stock.

4.	Representations and Warranties. On the Amendment No. 3 Effective Date, each Loan Party hereby represents and warrants that:

(a)	such Loan Party has all requisite power and authority to execute, deliver and perform its obligations under this Amendment;

(b)
the execution, delivery and performance by each of the Loan Parties of this Amendment (i) has been duly authorized by all necessary corporate or other organizational action and (ii) do not and will not (A) contravene the terms of any of such Person’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Permitted Liens) (x) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (y) any material agreement to which such Person is a party; or (C) violate any material Law applicable to the Loan Parties; except, (A) with respect to any conflict, breach, violation or contravention referred to in clause (B) or (C), to the extent that such conflict, breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect and (B) subject to containing those consents required pursuant to Section 8.02(e) of the Credit Agreement;

(c)
this Amendment has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;

(d)
no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or third party is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Amendment or the transactions contemplated hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent, (ii) those approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, given, taken, given or made and are in full force effect (or, with respect to the consummation of the Transactions, will be duly obtained, taken, given or made and will be in full force and effect, in each case within the time period required to be so obtained, taken, given or made), (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (iv) the filing of certain Loan Documents with the FCC after the Amendment No. 3 Effective Date and (v) those consents required pursuant to Section 8.02(e) of the Credit Agreement; and

(e)
both immediately before and after giving effect to the Amendment No. 3 Effective Date (i) the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects, in each case, on and as of the Amendment No. 3 Effective Date with the same effect as though such representations and warranties had been made on and as of the Amendment No. 3 Effective Date (except to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date), provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or other similar language, they shall be true and correct in all respects and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment No. 3 Effective Date or would result from the consummation of this Amendment and the transactions contemplated hereby.

5.	Reaffirmation of the Loan Parties; Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)
Each Loan Party hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests and/or guarantees granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force.

(b)
Except to the extent expressly set forth in this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(c)	On and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

6.	Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 10.01 of the Credit Agreement.

7.
Entire Agreement. This Amendment, the other Loan Documents and the agreements regarding certain fees referred to herein comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Nothing in this Amendment or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Amendment or the other Loan Documents. This Amendment shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Loan Documents shall, to the extent not paid on or prior to the Amendment No. 3 Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

8.
APPLICABLE LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. SECTION 10.15 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AS IF SUCH PROVISION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS AND SHALL APPLY HERETO.

9.
Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby; and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.
Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or email pdf of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. This Amendment shall become effective as provided in Section 3.

11.	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY

HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.	Loan Document. On and after the Amendment No. 3 Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

MEREDITH CORPORATION
as the Borrower

By:	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Chief Financial Officer

KPHO BROADCASTING CORPORATION
KPTV-KPDX BROADCASTING CORPORATION
KVVU BROADCASTING CORPORATION
each as a Guarantor

By:	/s/ Kevin M. Wagner
Name:	Kevin M. Wagner
Title:	Treasurer

ALLRECIPES.COM, INC.
BIZRATE INSIGHTS INC.
BOOK-OF-THE-MONTH CLUB, INC.
COZI INC.
EATING WELL, INC.
ENTERTAINMENT WEEKLY INC.
HEALTH MEDIA VENTURES INC.
HELLO GIGGLES, INC.
MEREDITH PERFORMANCE MARKETING, LLC
MEREDITH SHOPPER MARKETING, LLC
MNI TARGETED MEDIA INC.
MYWEDDING, LLC
NEWSUB MAGAZINE SERVICES LLC
NSSI HOLDINGS INC.
SELECTABLE MEDIA INC.
SOUTHERN PROGRESS CORPORATION
SPORTS DIGITAL GAMES, INC.
SYNAPSE GROUP, INC.
VIANT TECHNOLOGY HOLDING INC.
each as a Guarantor

By:	/s/ Kevin M. Wagner
Name:	Kevin M. Wagner
Title:	President

TI ADMINISTRATIVE HOLDINGS LLC
TI BOOKS HOLDINGS LLC
TI CIRCULATION HOLDINGS LLC
TI CONSUMER MARKETING, INC.
TI CORPORATE HOLDINGS LLC
TI CUSTOMER SERVICE, INC.
TI DIRECT VENTURES LLC
TI DISTRIBUTION HOLDINGS LLC
TI DISTRIBUTION SERVICES INC.
TI GOTHAM INC.
TI INC. AFFLUENT MEDIA GROUP
TI INC. BOOKS
TI INC. LIFESTYLE GROUP
TI INC. PLAY
TI INC. RETAIL
TI INC. VENTURES
TI INTERNATIONAL HOLDINGS INC.
TI LIVE EVENTS INC.
TI MAGAZINE HOLDINGS LLC
TI MARKETING SERVICES INC.
TI MEDIA SOLUTIONS INC.
TI MEXICO HOLDINGS INC.
TI PAPERCO INC.
TI PUBLISHING VENTURES, INC.
TI SALES HOLDINGS LLC
each as a Guarantor

By:	/s/ Kevin M. Wagner
Name:	Kevin M. Wagner
Title:	President

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

ROYAL BANK OF CANADA,
as a Revolving Credit Lender

By:	/s/ Alonse Simone
Name: Alfonse Simone
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Revolving Credit Lender

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Nicolas Thierry
Name: Nicolas Thierry
Title: Authorized Signatory

BARCLAYS BANK PLC,
as a Revolving Credit Lender

By:	/s/ Martin R. Corrigan
Name: Martin Corrigan
Title: Vice President

CITBANK, N.A.,
as a Revolving Credit Lender

By:	/s/ Keith Lukasavich
Name: Keith Lukasavich
Title: Vice President & Managing Director

BNP PARIBAS,
as a Revolving Credit Lender

By:	/s/ David Berger
Name: David Berger
Title: Managing Director

By:	/s/ Mark Scioscia
Name: Mark Scioscia
Title: Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Revolving Credit Lender

By:	/s/ Charlie Trisiripisal
Name: Charlie Trisiripisal
Title: Duly Authorized Signatory

Fifth Third Bank, National Association,
as a Revolving Credit Lender

By:	/s/ Joseph Alexander
Name: Joe Alexander
Title: Principal

Bankers Trust Company,
as a Revolving Credit Lender

By:	/s/ Jayme Fry
Name: Jayme Fry
Title: Vice President, Commercial RM

The Northern Trust Company,
as a Revolving Credit Lender

By:	/s/ Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP